UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest reported): August 28, 2019

BJ’S RESTAURANTS, INC. (Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	0-21423 (Commission File Number)	33-0485615 (IRS Employer Identification No.)

7755 Center Avenue Suite 300 Huntington Beach, California (Address of principal executive offices)	92647 (Zip Code)

Registrant's telephone number, including area code:  (714) 500-2400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, No Par Value	BJRI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

At the 2019 Annual Meeting of Shareholders of BJ's Restaurants, Inc. (the "Company"), Patrick D. Walsh, a director of the Company, received a greater number of “Withhold” votes than “For” votes.  As a result, pursuant to the Company's Majority Voting Policy, Mr. Walsh tendered his resignation from the Board of Directors and the Board has 90 days following the date of the Annual Meeting to decide whether to accept his resignation.

In considering whether or not to accept Mr. Walsh's resignation, the Board was informed and believes that Mr. Walsh failed to obtain a majority of votes cast as a direct result of certain institutional shareholder voting policies (“Overboarding Policies”) that require the withholding of votes in favor of any director who serves as a Chief Executive Officer of a public company while serving on more than one other public company board.  At the time of the Annual Meeting, Mr. Walsh served on the Boards of the Company and Del Taco Restaurants, Inc. (NASDAQ:  TACO) in addition to serving as CEO and director of Town Sports International Holdings, Inc. (NASDAQ: CLUB).

On August 18, 2019, Mr. Walsh resigned from the Board of Del Taco Restaurants, Inc.  As a result, the Company's Board has decided not to accept Mr. Walsh’s resignation due to the fact that he is now in compliance with the applicable Overboarding Policies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 28, 2019	BJ’S RESTAURANTS, INC. (Registrant)
By: /s/ GREGORY A. TROJAN Gregory A. Trojan, Chief Executive Officer and Director (Principal Executive Officer)
By: /s/ GREGORY S. LEVIN Gregory S. Levin, President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)